Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact:	Ryan Orendorf, TateAustin for Grande (512) 344-2028 rorendorf@tateaustin.com

GRANDE COMMUNICATIONS® ANNOUNCES AGREEMENT
TO ISSUE $25 MILLION OF ADDITIONAL SENIOR SECURED NOTES

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SAN MARCOS, Texas – July 9, 2007 – Grande Communications Holdings, Inc. today announced that it has entered into a definitive purchase agreement with Goldman, Sachs & Co., Highland Crusader Offshore Partners, L.P. and Communications Media Advisors, LLC to issue to such parties an aggregate principal amount of $25.0 million of additional 14% senior secured notes due 2011 pursuant to an exemption from registration under the Securities Act of 1933.  The add-on senior secured notes are being sold at a price of $1,040 per $1,000 of principal amount of senior secured notes.  The issuance would be an add-on to the currently outstanding aggregate principal amount of $168.0 million of senior secured notes.  The add-on senior secured notes would have substantially identical terms to, and form a single series with, the previously-issued senior secured notes.  The closing of the sale is subject to Grande receiving the consent of holders of a majority of aggregate principal amount of senior secured notes outstanding and customary closing conditions.

The net proceeds of the issuance would be used to finance capital expenditures and for working capital purposes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Grande.  The notes will not be sold in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.  The notes will not be registered under the Securities Act or applicable state securities laws and the notes may not be offered or sold in the United States absent registration or available exemption from such registration requirements.

About Grande Communications (www.grandecom.com)
Headquartered in San Marcos, Grande Communications® is building a deep-fiber broadband network to homes and businesses from the ground up. Grande delivers high-speed Internet, local and long-distance telephone and digital cable over its own advanced network to communities in Texas. Grande's bundled service area includes portions of San Marcos, Austin, Corpus Christi, suburban northwest Dallas, Midland, Odessa, San Antonio and Waco. Grande also leverages its telephone and data infrastructure by serving enterprises and communications carriers nationwide with broadband transport services and network services. Grande’s voice network terminates traffic worldwide, offering both traditional and IP-based services; its managed modem network provides coverage nationwide; and its private line and metropolitan networks provide optical services in Texas and surrounding states. Grande’s 3,100-fiber-mile network incorporates SONET-based technology for protection, diversity and optimal performance.

Forward Looking Statements

This press release may contain forward-looking statements relating to Grande that are based on its current expectations, estimates and projections. Words such as “anticipates”, “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and could cause actual results and outcomes to be materially different. Such risks and uncertainties include those listed under the caption “Risk Factors” in Grande’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Grande undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.